Exhibit 3(a)


                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                         SIX FLAGS ENTERTAINMENT CORPORATION


               FIRST:    The name of the corporation is Six Flags
          Entertainment Corporation (hereinafter called the "Corporation").

               SECOND:   The registered office of the Corporation in the
          State of Delaware is located at Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle.
          The name of the registered agent of the Corporation at such address is Corporation Service Company.

               THIRD:    The purpose for which the Corporation is organized
          is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation law of Delaware. The Corporation will have perpetual existence.

               FOURTH:   The total number of shares of stock which the
          Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.

               FIFTH:    Directors of the Corporation need not be elected
          by written ballot unless the bylaws of the Corporation otherwise provide.

               SIXTH:    The Directors of the Corporation shall have the
          power to adopt, amend, and repeat the bylaws of the Corporation.

               SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, offices, or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contractor transaction, or solely because his, her or their votes are counted for such purpose, if:
          (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as

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          to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

               EIGHTH:   (a)  To the fullest extent permitted by the
          General Corporation Law of the State of Delaware, as amended, this Corporation shall indemnify any director or officer who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of this Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or office of this Corporation, or is or was serving in any capacity at the request of this Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (any "Other Entity"), against liabilities, losses, judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of this Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to this Corporation or to any Other Entity at the request of this Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article VIII.
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                         (b)  This Corporation shall, from time to time,
          reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that if
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          required by the General Corporation Law of the State of Delaware,
          such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by this Corporation of an undertaking by or on behalf of such director or officer (or other person indemnified hereunder) to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

                         (c)  The rights to indemnification and
          reimbursement or advancement of expenses provided by or granted pursuant to, this Article VIII shall not be deemed exclusive of
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          any other rights to which a person seeking indemnification or reimbursement or advancement of expense may have or hereafter be entitled, including without limitation any right arising under any statute, this Amended and Restated Certificate of Incorporation, the By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to

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          action is his or her official capacity and as to action in another capacity while holding such office.

                         (d)  The rights to indemnification and
          reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall continue as to a person who
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          has ceased to be a director or officer (or other person
          indemnified hereunder) and shall inure to the benefit of the heirs, executors, administrators, legatees and distributees of such person.

                         (e) This Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee or agent of any Other Entity, against any liability asserted against such person's status as such, whether or not this Corporation would have the power to indemnify such person against such liability under the provisions of this
          Article VIII, the By-Laws or under Section 145 of the General
          ------------
          Corporation Law of the State of Delaware, as amended, or any other provision of law.

                         (f)  The provisions of this Article VIII shall be
                                                     ------------
          a contract between this Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article VIII is in effect and any other person
                     ------------
          entitled to indemnification hereunder, on the other hand, pursuant to which this Corporation and each such director, officer, or other person intend to be, and shall be, legally bound. No repeal or modification of this Article VIII shall
                                                    ------------
          affect any rights or obligations with respect to any state of facts then or theretofore existing, or arising thereafter but before notice of such repeal or modification is delivered to the persons so affected or any Proceeding theretofore or thereafter brought or threatened based on whole or in part upon any state of facts. Until notice of such repeal or modification is given to any person whose rights hereunder are adversely affected, such repeal or modification shall have no effect on such rights of such person hereunder.

                         (g)  The rights to indemnification and
          reimbursement or advancement of expenses provided by, or granted pursuant to, this Article VIII shall be enforceable by any person
                            ------------
          entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expense is not appropriate shall be on this Corporation. Neither the failure of this Corporation (including its independent legal counsel, its stockholders or the disinterested directors) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by this Corporation (including its independent legal counsel, its stockholders or the disinterested directors) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                         (h) Any director or officer of this Corporation serving in any capacity for (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by this Corporation or
          (ii) any employee benefit plan of this Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of this Corporation.

               NINTH:    A director of the Corporation shall not be
          personally liable to the Corporation or its stockholders for monetary damages for breach or fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provision of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.

               TENTH:    The Corporation expressly elects not to be
          governed by Section 203 of the General Corporation Law of Delaware.